UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

———————

FORM 8-K

———————

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 31, 2010

PARLUX FRAGRANCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-15491	22-2562955
(Commission File Number)	(IRS Employer Identification No.)

5900 N. Andrews Avenue, Suite 500, Fort Lauderdale, FL 33309

(Address of Principal Executive Offices)(Zip Code)

954-316-9008

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.

Termination of a Material Definitive Agreement.

On April 1, 2010, the employment agreement, dated July 26, 2007, between Parlux Fragrances, Inc. (the "Company") and Raymond J. Balsys, the Chief Financial Officer of the Company, which was scheduled to expire under its terms on July 25, 2010, was replaced and superseded by a new employment agreement (in effect, terminating the prior agreement early without penalty or cost to either party). The prior employment agreement, dated as of July 26, 2007, was filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on July 30, 2007.

Please see Item 5.02 below for a discussion of the material terms of the new employment agreement for Mr. Balsys.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2010, the Company and Frank A. Buttacavoli, the Executive Vice President and Chief Operating Officer of the Company, entered into an amendment to Mr. Buttacavoli's employment agreement. Pursuant to the amendment, Mr. Buttacavoli will receive an annual base salary of $360,000 from April 1, 2010 through March 31, 2011 and an annual base salary of $400,000 from April 1, 2011 through March 31, 2012. Mr. Buttacavoli volunteered to reduce his annual base salary by 10% to assist the Company in its cost reduction initiatives. All other terms under Mr. Buttacavoli's employment agreement remain unchanged.

A copy of the amendment to Mr. Buttacavoli's employment agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. Mr. Buttacavoli's employment agreement, dated June 5, 2009, was filed as Exhibit 10.5 to the Company's Form 10-Q filed on August 7, 2009.

On April 1, 2010, the Company entered into an employment agreement with Frederick E. Purches, the Chairman and Chief Executive Officer of the Company. The employment agreement provides for a term of one year beginning on April 1, 2010 and ending on March 31, 2011. Pursuant to the employment agreement, Mr. Purches will receive an annual base salary of $300,000. Mr. Purches will not be entitled to participate in the Company's executive bonus plan, but the Board of Directors may in its discretion award a bonus to Mr. Purches. Mr. Purches will be eligible for and may participate in any benefits and perquisites available to other executive officers, including any group health, dental, disability, life insurance benefit plans, car allowance or other form of executive benefit plan or program of the Company existing from time to time. The Company recognizes that Mr. Purches resides in New York and will not be relocating his residence. Accordingly, the employment agreement provides that the Company will reimburse Mr. Purches for all reasonable and documented travel expenses and may consider renting an apartment or extended stay accommodations in Fort Lauderdale at its expense for Mr. Purches under certain circumstances. On April 1, 2010, Mr. Purches was granted an option to purchase 50,000 shares of common stock of the Company at an exercise price of $2.25 (the closing price on the grant date), pursuant to the Company's 2007 Stock Incentive Plan. The option will vest with respect to 25,000 shares immediately and with respect to 25,000 shares on April 1, 2011.

If the Company terminates the employment agreement with Mr. Purches prior to March 31, 2011, then the Company will engage Mr. Purches or his affiliate, Cosmix, Inc., to provide transition and consulting services as reasonably requested by the Company until March 31, 2011 for a fee of $25,000 per month. Upon expiration of his employment agreement or upon termination, other than for "Cause", the Company shall permit Mr. Purches to participate in the Company's benefit plans and will continue to pay the premiums covering Mr. Purches' participation in such benefit plans for up to 18 months from the termination date as consideration for Mr. Purches' availability for consulting services as may be reasonably requested by the Company as long as such participation by Mr. Purches in the benefit plans and the payment by the Company of the continuation premiums shall be permitted under the terms of the benefit plans and any applicable law in effect during such period. A termination will be deemed to have occurred for "Cause" under the employment agreement if Mr. Purches is terminated for: (i) willful misconduct; (ii) commission of a felony; (iii) repeated disregard of his duties under the employment agreement; or (iv) material breach of the terms of his employment agreement. Additionally, Mr. Purches may retain any stock options granted during the term of the employment agreement for the remaining term of the stock options. Under the terms of the employment agreement, Mr. Purches is subject to certain restrictive covenants, including confidentiality, non-solicitation and non-competition covenants.

A copy of the employment agreement between the Company and Mr. Purches is filed as Exhibit 10.2 to this Current Report on Form 8-K.

On April 1, 2010, the Company entered into a new employment agreement with Mr. Balsys. As disclosed above under Item 1.02, the new employment agreement replaces the agreement, dated July 26, 2007, under which Mr. Balsys has been serving and which would have expired under its terms on July 25, 2010. The new employment agreement provides for a term beginning on April 1, 2010 and ending on July 31, 2011. Pursuant to the employment agreement, Mr. Balsys will receive an annual base salary of $225,000. Mr. Balsys volunteered to reduce his annual base salary by 10% to assist the Company in its cost reduction initiatives. Mr. Balsys will be eligible to receive an annual bonus of up to 50% of his annual base salary based on the Company's achievement of certain financial measures and management objectives as determined by the Company's Compensation Committee. Mr. Balsys will be eligible for and may participate in any benefits and perquisites available to other executive officers, including any group health, dental, disability, life insurance benefit plans, car allowance or other form of executive benefit plan or program of the Company existing from time to time. On April 1, 2010, Mr. Balsys was granted an option to purchase 20,000 shares of common stock of the Company at an exercise price of $2.25 (the closing price on the grant date), pursuant to the Company's 2007 Stock Incentive Plan. The option will vest with respect to 10,000 shares immediately and with respect to 10,000 shares on July 31, 2011.

If Mr. Balsys is terminated without “Cause”, Mr. Balsys will be entitled to the following: (i) the lesser of (a) his annual base salary for a period of 180 days, or (b) his annual base salary through July 31, 2011; (ii) retention of vested stock options for the remaining term of such options; and (iii) retention of such benefits to the extent applicable under such benefit plans or as may be required by applicable law. A termination will be deemed to have occurred for "Cause" under the employment agreement if, in the good faith judgment of the Company's board of directors: (i) Mr. Balsys commits fraud, theft or embezzlement; (ii) Mr. Balsys commits an act of dishonesty affecting the Company or a felony or a crime involving moral turpitude; (iii) Mr. Balsys breaches any non-competition, confidentiality or non-solicitation agreement with the Company; (iv) Mr. Balsys breaches any of the material terms of this employment agreement and fails to cure such breach within 30 days after the receipt of written notice of such breach from the Company; (v) Mr. Balsys engages in gross negligence or willful misconduct that causes unreasonable harm to the business and operations of the Company; or (vi) Mr. Balsys unreasonably fails or refuses to diligently perform the duties and responsibilities required to be performed by him under the terms of the employment agreement. Under the terms of the employment agreement, Mr. Balsys is subject to certain restrictive covenants, including confidentiality, non-solicitation and non-competition covenants.

A copy of the employment agreement between the Company and Mr. Balsys is filed as Exhibit 10.3 to this Current Report on Form 8-K.

As previously disclosed in the Current Report on Form 8-K filed on January 27, 2010, Mr. Neil J. Katz resigned as Chairman and Chief Executive Officer of the Company on January 25, 2010, but will continue to serve as a director of the Company until the end of his term. Mr. Katz is no longer a consultant to the Company. The Company has determined not to enter into a separation agreement with Mr. Katz, and as a result Mr. Katz will receive the termination payments and benefits provided for under the terms of his employment agreement. Please refer to the Company's proxy statement relating to its 2009 Annual Meeting of Stockholders under the "Potential Payments Upon Termination or Change in Control" section for a discussion of the termination payments and benefits provided for under the terms of Mr. Katz' employment agreement.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Description

10.1

Amendment to Executive Employment Agreement, dated as of March 31, 2010, between Parlux Fragrances, Inc. and Frank A. Buttacavoli.

10.2

Executive Employment Agreement, dated as of April 1, 2010, between Parlux Fragrances, Inc. and Frederick E. Purches.

10.3

Executive Employment Agreement, dated as of April 1, 2010, between Parlux Fragrances, Inc. and Raymond J. Balsys.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 5, 2010

PARLUX FRAGRANCES, INC.

/s/ RAYMOND J. BALSYS
Raymond J. Balsys,
Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting
Officer)

Exhibit Index

Exhibit No.

Description

10.1

Amendment to Executive Employment Agreement, dated as of March 31, 2010, between Parlux Fragrances, Inc. and Frank A. Buttacavoli.

10.2

Executive Employment Agreement, dated as of April 1, 2010, between Parlux  Fragrances, Inc. and Frederick E. Purches.

10.3

Executive Employment Agreement, dated as of April 1, 2010, between Parlux Fragrances, Inc. and Raymond J. Balsys.